EXHIBIT 10.8

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

Summary of Compensation for
Directors of Peoples Bancorp Inc.

The Compensation Committee believes the combination of cash and equity-based compensation (in the form of common shares) in its director compensation model promotes independent decision-making on the part of directors as the common shares have immediate value, unlike stock options or similar forms of equity-based awards. In 2016, prior to April 1, 2016, the directors, other than Mr. Sulerzyski, received a quarterly fee of $3,800 for their services, paid in the form of the number of common shares with an equivalent fair market value at the time of payment. In addition, prior to April 1, 2016, directors, other than Mr. Sulerzyski, received compensation of $1,250 for each in-person Board meeting attended, paid $750 in cash and $500 in the form of the number of common shares with equivalent fair market value at the time of payment, with the common share payment being paid quarterly. On April 28, 2016, the Compensation Committee recommended and the Board approved replacing the quarterly fee and the per meeting fees with an annual retainer of $44,800 paid quarterly to each director, other than Mr. Sulerzyski. The annual retainer is paid 60% in cash and 40% in the form of the number of common shares with equivalent fair market value at the time of payment. The change became effective April 28, 2016 retroactive to April 1, 2016.
In 2016, prior to April 1, 2016, directors were also compensated for each Board committee meeting they attended: (i) the fee paid to members of the Governance and Nominating Committee was $300 for each committee meeting attended; and (ii) the fee paid to members of the Audit Committee, members of the Compensation Committee, and members of the Risk Committee was $600 for each committee meeting attended. Beginning April 1, 2016, directors serving on Board committees have not been paid per-meeting fees for attending committee meetings. In addition to the per meeting fees, prior to April 1, 2016, the chairs of the Audit, Compensation, Governance and Nominating, and Risk Committees each received a quarterly cash fee of $1,250. On April 28, 2016, the Compensation Committee recommended and the Board approved replacing the quarterly cash fee paid to committee chairs with an annual retainer of $5,000 paid quarterly to the chairs of the Audit, Compensation, Governance and Nominating and Risk Committees. The annual retainer is paid 60% in cash and 40% in the form of the number of common shares with equivalent fair market value at the time of payment. The change became effective April 28, 2016 retroactive to April 1, 2016.
In 2016, prior to April 1, 2016, the Chairman of the Board received a quarterly cash fee of $5,000. On April 28, 2016, the Compensation Committee recommended and the Board approved replacing the quarterly cash fee paid to the Chairman of the Board with an annual retainer of $20,000 paid quarterly, paid 60% in cash and 40% in the form of the number of common shares with equivalent fair market value at the time of payment. The change became effective April 28, 2016 retroactive to April 1, 2016.
All directors of Peoples are also directors of Peoples Bank. Directors receive compensation for their service as Peoples Bank directors in addition to the compensation received for their service as directors of Peoples. In 2016, prior to April 1, 2016, each director of Peoples, other than Mr. Sulerzyski, received the following cash compensation for his or her service as a director of Peoples Bank: (i) a $500 fee paid for each regular meeting attended; (ii) a $300 fee paid to members of the Information Technology Committee, members of the Asset Liability Management and Investment Committee, and members of the Executive Committee for each committee meeting attended; (iii) a $600 fee paid to members of the Loan Committee for each committee meeting attended; and (iv) a $300 quarterly retainer paid to members of the Trust Committee. On April 28, 2016, the Compensation Committee recommended and the Board approved replacing the per meeting fees for service as a director of Peoples Bank with an annual retainer of $11,200 paid quarterly to each director, other than Mr. Sulerzyski, with 60% paid in cash and 40% paid in the form of the number of common shares with equivalent fair market value at the time of payment. The change became effective April 28, 2016 retroactive to April 1, 2016.
Mr. Sulerzyski received no compensation as a director of Peoples or Peoples Bank during 2016.
Directors who travel a distance of 50 miles or more to attend a Board or Board committee meeting of Peoples or Peoples Bank receive a $150 travel fee. A single travel fee of $150 is paid for multiple meetings occurring on the same day. Directors who travel a distance of 500 miles or more (round trip) to attend a Board or committee meeting will be reimbursed for the actual cost of reasonable travel expenses including coach class airfare, car rental, and other usual and customary travel expense in lieu of the $150 fee. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees and reimbursements are reasonable and partially offset travel expenses incurred by those directors living outside the Marietta, Ohio area, where Board and Board committee meetings are typically held.